Exhibit 99.1

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Independent Auditors’ Report

Member

Lost Creek Wind Finco, LLC:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Lost Creek Wind Finco, LLC and its subsidiaries, which comprise the consolidated balance sheets as of March 31, 2015 and 2014, and the related consolidated statements of income, comprehensive (loss) income, changes in member’s equity, and cash flows for each of the years in the three-year period ended March 31, 2015, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lost Creek Wind Finco, LLC and its subsidiaries as of March 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2015, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As discussed in Note 14 to the consolidated financial statements, on May 15, 2015, all of the Company’s membership interests were sold to Pattern US Finance Company LLC. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

St. Louis, Missouri

July 10, 2015

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2015 and 2014

(In thousands)

	2015	2014
Assets
Current assets:
Trade accounts receivable	$2,576	$3,585
Other current assets and prepaid expenses	922	350
Restricted cash	15,254	17,016

Total current assets	18,752	20,951
Property, plant, and equipment, net of accumulated depreciation of $61,043 and $48,654 as of March 31, 2015 and 2014, respectively	294,904	307,318
Deferred financing costs, net of accumulated amortization of $7,688 and $6,685 as of March 31, 2015 and 2014, respectively	5,224	6,228

Total assets	$318,880	$334,497

Liabilities and Equity
Current liabilities:
Trade accounts payable	$617	$150
Accrued expenses	766	907
Current maturity of long-term debt	7,462	7,665
Current portion of deferred income from government grant	3,590	3,590
Current maturities of derivatives and other long-term liabilities	6,292	6,765

Total current liabilities	18,727	19,077
Long-term debt, less current maturities	107,324	114,787
Deferred income from government grant, less current portion	86,745	90,335
Derivatives and other long-term liabilities, less current portion	31,704	32,043

Total liabilities	244,500	256,242

Equity:
Capital and accumulated income	93,098	92,176
Accumulated other comprehensive loss	(18,718)	(13,921)

Total equity	74,380	78,255

Total liabilities and equity	$318,880	$334,497

See accompanying notes to consolidated financial statements.

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Consolidated Statements of Income

Years ended March 31, 2015, 2014 and 2013

(In thousands)

	2015	2014	2013
Revenues	$29,387	$31,463	$31,505
Cost of revenue:
Project expense	7,570	6,930	6,590
Depreciation and accretion	12,526	12,519	12,528
Amortization of government grant deferred income	(3,590)	(3,590)	(3,590)

Total cost of revenue	16,506	15,859	15,528

Gross profit	12,881	15,604	15,977
Operating expenses:
General and administrative	159	116	81

Total operating expenses	159	116	81
Operating income	12,722	15,488	15,896

Other income (expense):
Interest expense	(13,114)	(14,010)	(16,887)
Other income	2	2	—
Benefits from allocated tax attributes	2,731	741	5,588

Total other expense	(10,381)	(13,267)	(11,299)

Net income	$2,341	$2,221	$4,597

See accompanying notes to consolidated financial statements.

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Consolidated Statements of Comprehensive (Loss) Income

Years ended March 31, 2015, 2014 and 2013

(In thousands)

	2015	2014	2013
Net income	$2,341	$2,221	$4,597
Other comprehensive (loss) income:
Effective portion of change in fair market value of derivatives	(8,954)	2,981	(5,225)
Reclassifications to net income	(4,157)	(4,350)	(4,143)

Total other comprehensive (loss) income	(4,797)	7,331	(1,082)

Total comprehensive (loss) income	$(2,456)	$9,552	$3,515

See accompanying notes to consolidated financial statements.

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Member’s Equity

Years ended March 31, 2015, 2014 and 2013

(In thousands)

	Capital and Accumulated Income	Accumulated Other Comprehensive Loss	Total Member’s Equity
Balance at April 1, 2012	$89,308	$(20,170)	$69,138
Capital distributions	(2,568)	—	(2,568)
Net income	4,597	—	4,597
Other Comprehensive Loss	—	(1,082)	(1,082)

Balance at March 31, 2013	$91,337	$(21,252)	$70,085
Capital distributions	(1,382)	—	(1,382)
Net income	2,221	—	2,221
Other Comprehensive Income	—	7,331	7,331

Balance at March 31, 2014	$92,176	$(13,921)	$78,255
Capital distributions	(1,419)	—	(1,419)
Net income	2,341	—	2,341
Other Comprehensive Loss	—	(4,797)	(4,797)

Balance at March 31, 2015	$93,098	$(18,718)	$74,380

See accompanying notes to consolidated financial statements.

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended March 31, 2015, 2014 and 2013

(In thousands)

	2015	2014	2013
Cash flows from operating activities:
Net income	$2,341	2,221	4,597
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	12,526	12,519	12,528
Noncash interest expense	1,016	794	1,672
Noncash interest on liability for the equity capital contributions	4,518	4,678	6,210
Amortization of deferred income	(73)	(294)	(495)
Benefits from allocated tax attributes	(2,731)	(741)	(5,588)
Amortization of noncash government grant income	(3,590)	(3,590)	(3,590)
Changes in operating assets and liabilities, net of acquisition:
Trade accounts receivable	1,009	(545)	552
Restricted cash	1,762	197	6
Trade accounts payable and accrued expenses	342	94	(7)
Other, net	(918)	416	597

Net cash provided by operating activities	16,202	15,749	16,482

Cash flows from investing activities:
Capital expenditures	(14)	—	(46)

Net cash used in investing activities	(14)	—	(46)

Cash flows from financing activities:
Principal payments on term note	(7,666)	(7,438)	(7,090)
Payments to subsidiary Class A investors	(7,103)	(6,929)	(6,844)
Distributions to Wind Capital Ventures, LLC and affiliates	(1,419)	(1,382)	(2,568)

Net cash used in financing activities	(16,188)	(15,749)	(16,502)

Net decrease in cash and cash equivalents	—	—	(66)
Cash and cash equivalents at beginning of period	—	—	66

Cash and cash equivalents at end of period	$—	—	—

See accompanying notes to consolidated financial statements.

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(1)	Organization and Summary of Significant Accounting Policies

(a)	Description of Business

Lost Creek Wind Finco, LLC, a Delaware limited liability company, (herein referred to as LC Finco as a stand-alone entity and the Company or Finco as the consolidated entity, including subsidiaries) was formed on April 22, 2009 as a wholly owned subsidiary of Wind Capital Group, LLC (herein referred to as WCG), which is a wholly owned subsidiary of Wind Capital Ventures, LLC. Wind Capital Ventures, LLC (herein referred to as WCV) was formed on April 14, 2008 by NTR US Wind, Inc. (herein referred to as NTR US), which is 100% indirectly owned by NTR plc.

Finco is a holding company with two subsidiaries, Lost Creek Wind Holdco, LLC, a Delaware limited liability company, (herein referred to as Holdco) and Lost Creek Wind, LLC, a Delaware limited liability company, (herein referred to as LC Wind or Lost Creek). Lost Creek is a wind energy owner/operator in the United States with its current sole asset, the Lost Creek wind project, located in northwest Missouri (herein referred to as the Wind Project). The Wind Project commenced commercial operations on May 5, 2010.

Refer to Note 14, Subsequent Events, for changes in ownership structure subsequent to the balance sheet date.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; valuation of derivatives; estimates of future cash expenditures for asset retirement obligations; and recoverability of long-lived assets. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

(c)	Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. They include the results of the Company’s two wholly owned subsidiaries with all significant intercompany balances and transactions eliminated.

(d)	Restricted Cash

Restricted cash consists of all cash balances and highly liquid investments with a maturity of three months or less. All cash balances are restricted as to withdrawal or usage under the Company’s loan agreement to pay operating expenses or service of debt obligations. Therefore, it is the Company’s accounting policy to present changes in its restricted cash accounts in its consolidated statement of cash flows within operating activities.

8	(Continued)

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(e)	Revenue Recognition

Upon commercial operations of the Company’s wind farm, the Company recognizes revenue when the customer takes delivery of generated power and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. The point of delivery of generated power is established under contract. Wind energy generated power is metered at the contracted point of delivery. Rates for kilowatt-hours charged are contractually established. Customers are public utilities with stable revenue streams from residential and industrial customers.

The Company evaluates its long-term Power Purchase Agreement (PPA) to determine whether it is a lease. At the inception of the lease or subsequent modification, the Company determines whether the lease is an operating or capital lease based upon its terms and characteristics. The Company has determined that its long-term PPA at Lost Creek is an operating lease and in effect recognizes revenue under the Lost Creek PPA to the extent of power delivered based upon contractual rates. Substantially all of the Company’s wind farm assets are represented by assets under lease under the PPA.

(f)	Cost of Revenue

The Company’s cost of revenue is comprised of direct costs of operating and maintaining its wind project facilities, including labor, turbine service arrangements, land lease royalties, depreciation, accretion, property taxes and insurance.

(g)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. Trade accounts receivable related primarily to the purchaser under the PPA with payment terms of approximately 25 days. The Company does not routinely maintain an allowance for doubtful accounts for estimated losses due to the nature of the customers inherent in its accounts receivable portfolio, but as situations arise with slow payment, consideration for an allowance may be made. The Company does not have any off-balance-sheet credit exposure related to its customers.

(h)	Derivative Instruments and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 815, Derivatives and Hedging, which requires entities to recognize all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships, changes in the fair value are either offset through earnings against the change in fair value of the hedged item attributable to the risk being hedged or recognized in member’s equity, to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings. The fair value of the forecasted cash flows associated with the hedged interest payments of the hedged item is calculated using the discounted cash flows at prevailing interest rates at the respective balance sheet date being valued. This is performed by creating the hypothetical derivative that matches the terms of the forecasted cash flows.

(Continued)
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LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

The Company only enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, the Company formally documents the hedging relationship and its risk management objective and strategy for undertaking the hedge, the hedging instrument, the hedged transaction, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk is assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness. The Company also formally assesses, both at the inception of the hedging relationship and on a quarterly basis, whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in cash flows of hedged transactions. For derivative instruments that are designated and qualify as part of a cash flow hedging relationship, the effective portion of the gain or loss on the derivative is reported as a component of member’s equity and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings as interest expense.

(i)	Property, Plant, and Equipment

Property, plant, and equipment includes amounts expended for the development of the commercially viable wind farm site, the purchase of necessary materials, contract services, and machinery and equipment for the construction of the wind farm. Also included are buildings, computer and network equipment, furniture, fixtures, and other office equipment necessary to support the operating activities of the wind farm.

Property, plant, and equipment are stated at cost, net of accumulated depreciation and any impairment losses. The cost of property, plant, and equipment comprises its purchase price and any costs directly attributable to bringing it into working condition for its intended use (i.e., capable of operating in the manner intended by management).

Costs include the labor costs directly related to construction of the wind farm. Capitalization of directly attributable costs ceases when substantially all the activities are complete for the property, plant, and equipment to be ready for use, even if the asset has not yet been brought into use. Items of property, plant, and equipment are ready for use (or considered placed in service) when their construction is complete at which point depreciation will commence.

The cost of property, plant, and equipment includes, where relevant, the estimated cost of dismantling and removing the asset and restoring the site to the extent required, such cost is recognized as an asset retirement obligation (Note 10, Asset Retirement Obligations). Decommissioning costs include liabilities incurred during the period of use for purposes other than producing the output of its intended use.

(Continued)
10

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

As of March 31, 2015 and 2014, property, plant, and equipment included a cost of $829, which represents the estimate for dismantling and removing the asset and site restoration for the Wind Project.

Depreciation on plant and equipment is recognized on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements held under lease are depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. Depreciation begins when the assets are ready for their intended use. Total depreciation for the fiscal years ended March 31, 2015, 2014, and 2013 was $12,427, $12,428, and $12,444, respectively, which was recorded in depreciation and accretion expense in the consolidated statements of income.

The estimated economic useful life for the various asset classes are presented in the table below.

Life in years
Wind farm machinery and equipment	5–31
Buildings and land improvements	15–20
Other machinery and equipment (including meteorological towers)	2–10

(j)	Long-lived Assets

In accordance with FASB ASC 360, Property, Plant, and Equipment, long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company would first compare undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.

The Company performed an impairment analysis of property, plant, and equipment as part of its year-end procedures. No impairment of long-lived assets was indicated as of March 31, 2015 and 2014.

(k)	Deferred Financing Costs

Transaction costs directly attributable to the creation of long-term debt are capitalized. These costs are amortized over the term of the related debt facility using the effective-interest method.

(l)	Income Taxes

Finco’s direct subsidiary, Holdco, was formed as a limited liability company and from April 22, 2010 forward has been classified as a partnership for federal and state income tax purposes. All corresponding Holdco income tax benefits or liabilities are passed through to its owners. As a result

(Continued)
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LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

of an amended and restated operating agreement executed during 2010 (Note 3, Capitalization of Lost Creek Wind Finco, LLC), substantially all income tax benefits or liabilities are currently allocated to the Class A Holder of Holdco. Because Finco is a single-member limited liability company, it is classified as a disregarded entity for federal and state income tax purposes and any remaining income tax benefits or liabilities of Holdco are reported by its sole owner.

(m)	Trade Accounts Payable

Trade accounts payable comprises balances owed to trade creditors, and are substantially all related to operating activities of the Wind Project at March 31, 2015 and 2014.

(n)	Other Long-term Liabilities

Other long-term liabilities at March 31, 2015 and 2014 consist of the following:

	2015	2014
Fair value of derivative liabilities for cash flow interest rate hedges	$16,510	$12,222
Liability for equity capital contribution agreement	12,898	17,578
Asset retirement obligations	1,286	1,187
Accrued interest	1,010	999
Other	—	57

Total other long-term liabilities	$31,704	$32,043

(o)	Contingencies

Liabilities for loss contingencies, including environmental remediation costs not within the scope of FASB ASC Subtopic 410-20, Asset Retirement Obligations and Environmental Obligations – Asset Retirement Obligations, arising from claims, assessments, litigation, fines and penalties, and other sources, are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Accruals for estimated losses from asset retirement obligations generally are recognized no later than completion of the preliminary estimates of cost prior to the wind farm commencing commercial operations. Such accruals are adjusted as further information develops or circumstances change. Costs of expected future expenditures for asset retirement obligations are discounted to their present value.

(p)	Fair Value Measurements

The Company adopted the provisions under FASB ASC Topic 820, Fair Value Measurements and Disclosures, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis for the fiscal years ended March 31, 2015 and 2014. FASB ASC

(Continued)
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LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, valuation models are applied.

Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels directly related to the amount of subjectivity associated with the inputs to valuation of these assets or liabilities are as follows:

Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities and which reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuations technique and the risk inherent in the inputs to the model.

(q)	Cost Allocation

During the fiscal years ended March 31, 2015, 2014, and 2013, all direct costs related to the Company have been capitalized or expensed based on the nature of the costs incurred. Although the Company is a wholly owned subsidiary of WCV, no general overhead costs incurred by WCV have been allocated to the Company.

(r)	Recently Issued Accounting Standards

In April 2015, the FASB issued Accounting Standards Update (ASU) 2015-03, “Interest – Imputation of Interest” to simplify the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. ASU 2015-03 is effective for public companies for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years and should be applied retrospectively. For all other entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. Upon transition, an entity is required to comply with the applicable disclosures for a change in accounting principle. The Company is currently assessing the future impact of this update on its consolidated financial statements.

(Continued)
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LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

In February 2015, the FASB issued ASU 2015-02, “Consolidation: Amendments to the Consolidation Analysis” to modify the analysis that companies must perform in order to determine whether a legal entity should be consolidated. ASU 2015-02 simplifies current guidance by reducing the number of consolidation models; eliminating the risk that a reporting entity may have to consolidate based on a fee arrangement with another legal entity; placing more weight on the risk of loss in order to identify the party that has a controlling financial interest; reducing the number of instances that related party guidance needs to be applied when determining the party that has a controlling financial interest; and changing rules for companies in certain industries that ordinarily employ limited partnership or variable interest entity structures. ASU 2015-02 is effective for public companies for fiscal years beginning after December 15, 2015 and interim periods within those fiscal periods. For all other entities, this standard is effective for annual reporting periods beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption on a modified retrospective or full retrospective basis is permitted. The Company is currently assessing the future impact of this update on its consolidated financial statements.

In November 2014, the FASB issued ASU 2014-17, “Business Combinations: Pushdown Accounting”, which provides an entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in ASU 2014-17 are effective November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The Company does not anticipate that the adoption of this update will have a material impact on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, which requires an entity’s management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective for interim and annual periods beginning after December 15, 2016, with early adoption permitted for interim and annual reporting periods for which the financial statements have not been previously issued. The Company does not anticipate that the adoption of this update will have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”. ASU 2014-09 is intended to improve the financial reporting requirements for revenue from contracts with customers by providing a principle-based approach. The core principal of the standard is that revenue should be recognized when the transfer of promised goods or services is made in an amount that the entity expects to be entitled to in exchange for the transfer of goods and services. ASU 2014-09 also requires disclosures enabling users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. This standard will be effective for financial statements issued by public companies for annual reporting periods beginning after December 15, 2016. For all other entities, the amendments are effective for annual

(Continued)
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LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

reporting periods beginning after December 15, 2017 and interim periods within annual periods beginning after December 15, 2018. Early adoption is not permitted. The Company is currently evaluating the potential impact of ASU 2014-09 on the consolidated financial statements.

(2)	Significant Risks and Uncertainties Including Business and Credit Concentrations and Liquidity

The Company believes its operations will continue to provide sufficient liquidity to meet the Company’s operating, investing, and debt service obligations as they come due and satisfy cash needs through April 1, 2016.

The Company currently has a single customer. The PPA negotiated prior to the construction phase contractually obligates the customer to purchase wind energy generated electricity. Revenue during the period covered by these financial statements represents electricity sold. This revenue is received from a single customer base. The Company’s lenders have secured proceeds from the sale of energy from the Wind Project to provide for debt service payments and operating costs required under the credit agreement (Note 5, Long-term Debt and Credit Agreement).

(3)	Capitalization of Lost Creek Wind Finco, LLC

Prior to the establishment of a credit facility under a credit agreement with a consortium of banking institutions (Note 5, Long-term Debt and Credit Agreement), liquidity for the Company was provided by WCV. Provisions of the credit agreement required the Company to establish certain levels of capital expenditure prior to having access to funding under the credit facility.

On April 22, 2010, Finco and Holdco executed an equity capital contribution agreement (ECCA) and Holdco executed an amended and restated operating agreement (and as amended and restated on June 2, 2010) with an equity investor (the Class A Unit Holder) (Note 7, Liability for Equity Capital Contributions). The intent of the ECCA was to establish conditions precedent to funding under the amended and restated operating agreement that would be executed on the funding date for the purpose of providing funds to repay a portion of the construction loan. The amended and restated operating agreement provided for two classes of ownership units: Classes A and B. The equity investor contributed cash in exchange for all Class A interests in Holdco. Through March 31, 2010, WCV provided contributions totaling $122,404, which are reflected in member’s equity. During the fiscal years ended March 31, 2015, 2014, and 2013, Finco made net distributions to WCV of $1,419, $1,382, and $2,568, respectively.

Finco’s existence shall be considered perpetual unless earlier dissolved and terminated, as a winding up and liquidation of Finco would occur upon the consent of the member.

(Continued)
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LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(4)	Property, Plant, and Equipment

Property, plant, and equipment at March 31, 2015 and 2014 consists of the following.

	2015	2014
Operating wind farm assets	$339,740	$339,740
Buildings, land, and leasehold improvements and meteorological and other equipment	16,207	16,232

Total gross cost	355,947	355,972
Less accumulated depreciation	61,043	48,654

Net property, plant, and equipment	$294,904	$307,318

(5)	Long-term Debt and Credit Agreement

On October 22, 2009, in connection with obtaining construction financing for the completion of the Wind Project, LC Wind established a credit facility under a credit agreement (herein referred to as the Credit Facility) with a consortium of banking institutions (herein referred to as the LC Wind Lenders) that provides for construction financing, a letter-of-credit facility, and a term loan facility (herein referred to as Term Loan). The Credit Facility allowed LC Wind to borrow up to $231,500 during the construction of the Wind Project. The Credit Facility is secured by the assets of the Wind Project.

The letter-of-credit facility of $7,800 secured the design, procurement, and construction of interconnection facilities necessary to transmit the power supplied by the Wind Project. When the Wind Project was placed in service, the letter-of-credit security was released.

The construction financing under the Credit Facility was paid down after $107,685 proceeds from a government grant of $107,685 were received (Note 6, Deferred Income from Government Grant). On July 22, 2010, the remaining indebtedness of the construction financing under the Credit Facility was repaid with proceeds from a $123,250 term loan (herein Term Loan). The Term Loan was due in five years from conversion with debt payments computed over a 17-year amortization schedule and bears interest at LIBOR plus a specified spread. A balloon payment or refinancing was required at the end of the five-year term.

(Continued)
16

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

On April 5, 2011, an amended and restated credit agreement (herein referred to as the Amended Credit Agreement) was executed and replaced the Credit Facility. This resulted in the Term Loan being refinanced (herein referred to as the Refinancing). Furthermore, the LC Wind Lenders increased their commitment in the Term Loan by a total of $22,992 (herein referred to as the New Commitment), which was borrowed for a new aggregate term loan of $144,000 (herein referred to as the New Term Loan). The term of the New Term Loan is for the period from April 5, 2011 (effective date for both the Amended Credit Agreement and the New Term Loan) to March 31, 2021 when it matures. Scheduled principal payments were computed using a sixteen and one half (16.5) year amortization schedule. A balloon payment or refinancing would be required at the end of the term of the New Term Loan on March 31, 2021.

The New Term Loan bears variable-rate interest at LIBOR plus an applicable margin of 2.5% during the period commencing on the date of the effectiveness of the Credit Facility and ending on the third anniversary date of the Credit Facility and increases by 0.25% on every third anniversary of the date of the effectiveness of the Credit Facility and ending on the day prior to the ninth anniversary date of the effectiveness of the Credit Facility. During the period commencing on the ninth anniversary date of the effectiveness of the Credit Facility and ending on the New Term Loan maturity date, the applicable margin will be 3.25%. As of March 31, 2015 and 2014, the interest rate for the New Term Loan was 3.16% and 2.83%, respectively.

Amounts outstanding under the Credit Facility totaled $114,786 and $122,452 as of March 31, 2015 and 2014, respectively.

Aggregate annual maturities due under the terms of the New Term Loan for the fiscal years subsequent to March 31, 2015 and thereafter are as follows:

Year ending March 31:
2016	$7,462
2017	7,179
2018	7,280
2019	7,650
2020	8,039
Thereafter	77,176

Total	$114,786

As a requirement of the Credit Facility and Amended Credit Agreement, LC Wind entered into interest rate hedges (Note 8, Derivative Instruments and Hedging Activities).

The Amended Credit Agreement includes a collateral account agreement that requires proceeds from the sale of energy from the Wind Project be remitted directly to the depositary agent of the Amended Credit Agreement to provide for debt service payments and operating costs required under the Amended Credit Agreement.

(Continued)
17

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

The Amended Credit Agreement is subject to certain covenants, including limitations on additional indebtedness, limitations on liens, requirements for periodic financial and operational information, and compliance with certain required financial ratios. The Amended Credit Agreement also contains voluntary prepayment provisions which provide for the right to prepay the New Term Loan without premium or penalty and contains mandatory prepayments for such events as upwind array events. As of June 30, 2015, the Company was not required to make any such mandatory prepayments of amounts borrowed under the New Term Loan. Additionally, the Amended Credit Agreement restricts payment of dividends, distributions, and returns of capital to affiliates of the Company unless provided by the Amended Credit Agreement.

In connection with the establishment of the Credit Facility, LC Wind incurred $10,534 of deferred financing costs and incurred an additional $1,784 of deferred financing costs in connection with the Refinancing, which are being amortized using the effective-interest method over the term of the Amended Credit Agreement. During the fiscal years ended March 31, 2015, 2014, and 2013 amortized financing fees of $1,003, $1,083, and $1,629, respectively, were charged to expense as interest expense.

(6)	Deferred Income from Government Grant

On February 17, 2009, legislation was enacted to authorize the U.S. Treasury to offer a cash grant in lieu of the Investment Tax Credit under Section 1603, a provision included in the American Recovery and Reinvestment Act of 2009. LC Wind made an application under the provisions of Section 1603 and received $107,685 in June 2010. As required by the credit agreement, proceeds were used to reduce outstanding amounts owed under the Credit Facility (Note 5, Long-term Debt and Credit Agreement).

The Company elected to record the proceeds as a deferred income recorded as a liability and is subject to amortization over the estimated life of the Wind Project, which is a term of 30 years. The amortization is presented in the consolidated statements of income.

The grant is subject to recapture if LC Wind, the applicant under the program, disposes of the Wind Project to a disqualified person (as defined under Section 1603 guidelines) or the property ceases to qualify as specified energy property (as defined under Section 1603 guidelines) within five years from the date the property was placed in service in 2010. Potential recapture of the government grant is determined on a declining scale based on the annual anniversary dates when the property is placed in service. As of March 31, 2015, no amounts received under the grant were recaptured. The recapture period for predominantly all of the wind turbines expired in May 2015. The recapture period for the remaining amounts received under the grant will expire in January 2016 and the Company does not anticipate any recapture prior to expiration.

(Continued)
18

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

Deferred income from government grant consists of the following at March 31, 2015, 2014, and 2013:

	2015	2014	2013
Balance at the beginning of year	$93,925	$97,515	$101,105
Amortization of grant	(3,590)	(3,590)	(3,590)

Balance at the end of year	$90,335	$93,925	$97,515

Current portion	$3,590	$3,590	$3,590
Noncurrent portion	86,745	90,335	93,925

Balance at March 31	$90,335	$93,925	$97,515

(7)	Liability for Equity Capital Contributions

On June 2, 2010, Finco and an equity investor (Class A Holder) signed a Second Amended and Restated Operating Agreement (Holdco Op Agreement) for Holdco. Immediately prior to that date, the Holdco Op Agreement, Class A Holder and Finco each held membership interests in Holdco. In consideration for making a capital contribution to Holdco, Class A Holder’s prior membership interests in Holdco were converted to Class A interests (Class A Units) in Holdco, and Finco’s prior membership interests in Holdco were converted to Class B interests (Class B Units) in Holdco. The Holdco Op Agreement established the percentages to be used as between holders of Class A Units and Class B Units for the allocation of various elements of taxable profits and losses, deduction, credits, and cash flows.

No Holdco member has any personal liability, whether to Holdco or to its creditors, for the debts, obligations, expenses, or liabilities of Holdco, in excess of the value of such member’s capital account, except as expressly provided by the Holdco Op Agreement. A member, except to the extent expressed by the Holdco Op Agreement, is not required to restore a deficit balance in its capital account.

Finco, the initial holder of Class B Units, is the manager of Holdco (herein referred to as LC Manager). The LC Manager conducts, directs, and exercises control over all activities of Holdco, and has full power and authority on behalf of Holdco to manage and administer the business and affairs of Holdco except as provided by the Holdco Op Agreement. The holders of Class A Units have the right to remove the LC Manager under certain circumstances specified within the Holdco Op Agreement.

The Company has used an effective-interest rate computation to accrete an expense under the Holdco Op Agreement for the fiscal years ended March 31, 2015, 2014, and 2013. Tax benefits allocated to the Class A Holder have been recorded as a reduction of the liability for the fiscal years ended March 31, 2015, 2014, and 2013 and are included in the consolidated statements of income.

In connection with the transactions giving rise to the signing of the Holdco Op Agreement, the Company incurred $594 of deferred financing costs, which are being amortized using the effective-interest method over a ten-year term. During the fiscal years ended March 31, 2015, 2014, and 2013, amortized financing fees of $56, $51, and $47, respectively, were charged to interest expense.

(Continued)
19

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(8)	Derivative Instruments and Hedging Activities

The Company uses interest-rate-related derivative instruments to manage exposure related to changes in interest rates on its variable-rate credit facility. The Company does not enter into derivative instruments for any purpose other than cash flow hedging. The Company has no other derivative instruments. The Company does not speculate using derivative instruments.

Interest-rate-related derivative instruments (Hedges) were created to hedge interest rate volatility associated with the underlying LIBOR interest rate of the Term Loan and anticipated refinancing of the balloon payment for both the original Term Loan as executed on October 22, 2009, and as amended and restated on April 5, 2011 (Credit Facility) as described in Note 5, Long-Term Debt and Credit Agreement. As of March 31, 2015 and 2014, the total notional amount of the Company’s outstanding interest-rate swap agreements that were entered into to hedge interest rate volatility on outstanding or forecasted debt obligations were as follows:

Interest-rate hedge instrument	2015	2014	Hedge Term
1) Term Loan	$96,458	$102,908	September 2010 - September 2015
2) Anticipated Refinancing	92,524	92,524	September 2015 - September 2027
3) Term Loan	18,328	19,544	April 2011 - March 2021
4) Anticipated Refinancing	9,257	9,257	March 2021 - September 2027

Total	$216,567	$224,233

The first Hedges (1) were created for the five-year period for the Term Loan with the second (2) Hedges created to hedge the 12-year period for the anticipated refinancing of the balloon payment during 2015. These Hedges bear fixed interest rates of 3.77% and 5.10%, respectively and were effective on September 30, 2010. The notional amounts of the Hedges are reflective of the Term Loan upon conversion.

As further described in Note 5, Long-Term Debt and Credit Agreement, the Amended Credit Agreement included the commercial requirement for the creation of two (2) additional sets of Hedges (sets (3) and (4) in the table above) on April 5, 2011 in tandem with the Refinancing. The notional amounts of the Hedges were the same as the New Commitment for each of the LC Wind Lenders. The Hedges were created to minimize financial risk to protect the cost of debt from adverse changes in interest rates due to interest rate volatility associated with the underlying LIBOR interest rate. The Hedges (3) were created for the 10-year period for the New Commitment that totals $22,992 in the aggregate. The Hedges (4) were created to hedge the period from March 31, 2021 to September 30, 2027 period for the anticipated refinancing of the balloon payment anticipated at the maturity of the New Term Loan on March 31, 2021. The Hedges bear fixed interest rates of 3.51% and 5.59%, respectively.

Interest expense for the fiscal years ended March 31, 2015, 2014, and 2013 includes $346, $(420), and $(484), respectively, of net gains (losses), representing cash flow hedge ineffectiveness arising from differences between the terms of the interest rate swap and the hedged debt obligation.

(Continued)
20

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

As of March 31, 2015 and 2014, deferred losses on derivative instruments of $18,718 and $13,921, respectively, had accumulated in member’s equity.

The derivative instruments held as of March 31, 2015 and 2014 are as follows:

	Liability derivatives
	2015		2014
	Balance sheet location	Fair value	Balance sheet location	Fair value
Derivatives designated as hedging instruments under ASC Topic 815:
Interest rate contracts	Current maturities of derivatives and other long-term liabilities	$4,260	Current maturities of derivatives and other long-term liabilities	$4,097
Interest rate contracts	Derivatives and other long-term liabilities	16,510	Derivatives and other long-term liabilities	12,222

Total liability derivatives designated as hedging instruments under ASC Topic 815		$20,770		$16,319

The effect of derivative instruments on the statements of income for the fiscal years ended March 31, 2015, 2014, and 2013 is as follows:

Derivatives in ASC Topic 815 cash flow hedging relationships	Amount of gain or (loss) recognized in member’s equity	Statement of operations location	Amount transferred out of AOCI into net income
2015:
Effective portion	$(4,797)	Interest expense	$(4,157)
Ineffective portion	—	Interest expense	346

Total	$(4,797)		$(3,811)

2014:
Effective portion	$7,331	Interest expense	$(4,350)
Ineffective portion	—	Interest expense	(420)

Total	$7,331		$(4,770)

2013:
Effective portion	$(1,082)	Interest expense	$(4,143)
Ineffective portion	—	Interest expense	(484)

Total	$(1,082)		$(4,627)

(Continued)
21

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(9)	Fair Value Measurements

a)	Short-term Financial Instruments

Management has determined that the carrying value of financial instruments, including trade accounts receivable, prepaid expenses, restricted cash, trade accounts payable and accrued expenses approximates fair value due to the short-term nature of the instruments that will be settled in cash. The fair value of restricted cash is classified as Level 1 in the fair value hierarchy. The fair values of trade accounts receivables, prepaid expenses, trade accounts payable and accrued expenses are classified as Level 2 in the fair value hierarchy.

b)	Financial Instruments Measured at Fair Value on a Recurring Basis

The Company’s financial assets and (liabilities) which require fair value measurement on a recurring basis are classified within the fair value hierarchy as follows:

	Fair Value
	Level 1	Level 2	Level 3	Total
March 31, 2015
Interest rate swaps	$—	$20,770	$—	$20,770

March 31, 2014
Interest rate swaps	$—	$16,319	$—	$16,319

Derivative instruments subject to re-measurement are presented in the financial statements at fair value. The interest rate swaps are valued by discounting the net cash flows using the forward LIBOR curve with the valuations adjusted by the Company’s credit default hedge rate.

Derivative instruments used in hedging activities are recorded at fair value and recorded in their appropriate asset and liability caption in the balance sheets (Note 8, Derivative Instruments and Hedging Activities). Derivative instruments are classified as Level 2 in the fair value hierarchy.

(Continued)
22

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

c)	Financial Instruments not Measured at Fair Value

The follow table presents the carrying amount, fair value and the fair value hierarchy of the Company’s financial liabilities that are not measured at fair value in the consolidated balance sheets as of March 31, 2015 and 2014, but for which fair value is disclosed.

	As reflected on the balance sheet	Fair Value
		Level 1	Level 2	Level 3	Total
March 31, 2015
Long-term debt, including current portion	$114,786	$—	$114,786	$—	$114,786

March 31, 2014
Long-term debt, including current portion	$122,452	$—	$122,452	$—	$122,452

The carrying value of the obligation outstanding under the credit facility (Note 5, Long-term Debt and Credit Agreement) is measured at amortized cost which approximates fair value since this obligation is fully secured and has varying interest charges based on current market rates.

(10)	Asset Retirement Obligations

The Company has asset retirement obligations (AROs) arising from the obligation for the dismantling and removing the asset and site restoration for the Wind Project. The obligation resulted from the Company entering into wind easement agreements with landowners that requires the Company to return property under the agreements, subject to certain conditions specified in the agreements, to the condition prior to any activities performed by the Company. The liability was initially measured at fair value and subsequently is adjusted for accretion expense and changes in the amount or timing of the estimated cash flows. The corresponding asset retirement costs were capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset’s remaining useful life. The following table presents the activity for the AROs for the years ended March 31, 2015, 2014, and 2013:

	2015	2014	2013
Balance at beginning of year	$1,187	$1,096	$1,012
Accretion expense	99	91	84

Balance at end of year	$1,286	$1,187	$1,096

(11)	Statements of Cash Flows

Interest payments for the fiscal years ended March 31, 2015, 2014, and 2013 were $7,928, $8,163, and $8,501, respectively.

(Continued)
23

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(12)	Commitments and Contingencies

(a)	Legal Proceedings

The Company appealed to the Circuit Court of DeKalb County, Missouri a decision of the Missouri State Tax Commission concerning the real property tax assessment for the Lost Creek Project located in DeKalb County, Missouri in February 2014. Under Missouri law, the full property tax bill had to be paid, notwithstanding the appeal. An estimate of approximately $3 million was subject to reimbursement at March 31, 2014.

On June 5, 2014, the Circuit Court affirmed the decision of the Missouri State Tax Commission. On July 8, 2014, the Company appealed that judgment to the Missouri Court of Appeals Western District. In February 2015, the Company withdrew the appeal of the decision by the Circuit Court.

Currently, no claims have been made against the Company. The Company is not aware of any claims that may give rise to legal proceedings.

(b)	Power Purchase Agreement

The Wind Generation Purchase Agreement between a rural electric cooperative and Lost Creek for the DeKalb County, Missouri Wind Powered Electric Generating Facility (herein referred to as Lost Creek PPA) includes requirements for turbine availability once the Wind Project commences commercial operations. Availability is defined within the agreement and annual damages are capped at $2,000 and the maximum amount of damages over the term of the Lost Creek PPA is $10,000.

(c)	Operations and Support Agreement

On May 15, 2009, LC Wind entered into an operations and support agreement with the major turbine supplier that supplied turbines installed at the Wind Project. The term of the agreement is for five years requiring payments of approximately $2.6 million per year for the covered services. During the fiscal year ended March 31, 2013, the agreement was amended to extend the term to calendar year 2017 and increase payments to approximately $2.9 million per year for the covered services upon the expiration of the initial five-year term.

(13)	Related-Party Transactions

WCV disbursed funds on behalf of the Company in connection with ongoing operations. Disbursements made by WCV were reimbursed, typically within a month.

(Continued)
24

LOST CREEK WIND FINCO, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(14)	Subsequent Events

On April 1, 2015, WCG entered into a Purchase and Sale Agreement (PSA) with Pattern US Finance Company LLC (Pattern Energy), a wholly owned subsidiary of Pattern Energy Group Inc., pursuant to which, WCG will sell to Pattern Energy 100% of the membership interests in Finco. On May 15, 2015, WCG consummated the PSA with Pattern Energy.

The Company has evaluated subsequent events through July 10, 2015, which is the date these financial statements were available to be issued and noted there were no other subsequent events to disclose.

(Continued)
25